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                                                                    EXHIBIT 99.A



                        GULFTERRA ENERGY COMPANY, L.L.C.
                      AUDIT AND CONFLICTS COMMITTEE CHARTER

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                                   OBJECTIVES
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The Audit and Conflicts Committee (the "Committee") is a committee of the Board of Directors (the "Board") of GulfTerra Energy Company, L.L.C., a Delaware limited liability company (the "Company") and general partner of GulfTerra Energy Partners, L.P., a Delaware limited partnership (the "Partnership"). Its primary function is to assist the Board in fulfilling its oversight responsibilities to ensure the integrity of the Partnership's financial statements, the Partnership's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and performance and the performance of the Partnership's internal audit functions. The Committee provides an open avenue of communication between the internal auditors, the independent accountants, and the Board of Directors. The Committee also will, at the request of the Board, review potential conflicts of interest that may arise between the Partnership and its affiliates to determine if the proposed resolution of such potential conflict is fair and reasonable to the Partnership.

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                             MEMBERSHIP AND POLICIES
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o        The Committee shall be composed of not less than three members of the
         Board, each of whom shall qualify as "independent" (as such term is defined pursuant to Section 10A of the Securities Exchange Act of 1934, and the rules of the Securities and Exchange Commission (the "SEC") thereunder (as amended from time to time, the "Exchange Act," and the rules adopted by the New York Stock Exchange (as amended, restated, supplemented or otherwise modified from time to time, the "NYSE Rules")). The Board shall elect the Committee Chairman.

o Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

o Subject to any phase-in period adopted by the SEC, at least one member of the Committee shall be an "audit committee financial expert," as such term is defined in the rules adopted by the SEC and interpreted by the Board in its business judgment; provided, however, that if at least one member of the Committee is not determined by the Board to be an "audit committee financial expert," then the Partnership shall disclose such determination and all reasons for such determination as required by applicable SEC rules. At least one member of the Committee shall having accounting or related financial management expertise, as the Board interprets such qualification in its business judgment in accordance with the rules of the NYSE; provided, however, that this may be the same individual as the member who is an "audit committee financial expert" (if any) described in the preceding sentence.

o The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. Such engagement shall not require approval of the entire Board. The Partnership shall provide appropriate funding, as determined by the Committee for (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and Partnership, (ii) compensation for independent counsel and other advisors retained by the Committee, and (iii)_ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

o The Committee shall establish a schedule of meetings each year in order to discharge its responsibilities, and shall meet at least quarterly, and more frequently as circumstances require. The Committee may also meet by telephone conference call or any other means permitted by law or the Company's by-laws.



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                        GULFTERRA ENERGY COMPANY, L.L.C.
                      AUDIT AND CONFLICTS COMMITTEE CHARTER


o The Committee may designate a subcommittee consisting of at least one member to address specific issues on behalf of the Committee. In addition, the Committee may delegate to one or more designated members of the Committee the authority to pre-approve any transaction for which delegation is permissible under applicable law and the rules of the NYSE, provided that such pre-approval decision is subsequently presented to the full Committee at its next scheduled meeting.

o The Committee shall report periodically to the Board on its activities and shall review with the Board any issues that arise with respect to the quality or integrity of the Partnership's financial statements, their compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function.

o A Secretary, who need not be a member of the Committee, shall be appointed by the Committee to keep minutes of all meetings of the Committee and such other records as the Committee deems necessary and appropriate.

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                                    FUNCTIONS
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A. INDEPENDENT AUDITOR

         o The Committee shall be directly responsible for the appointment, termination, compensation, retention, evaluation and oversight of the work of the independent auditing firm employed by the Partnership (including resolution of disputes between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing any other audit, review or attest services for the Partnership, and the independent auditor shall report directly to the Committee. The Committee shall have sole authority to approve all audit engagement fees and terms and all non-audit engagements. All auditing services and permitted non-audit services provided to the Partnership by the independent auditor shall be pre-approved by the Committee in accordance with applicable law. These responsibilities do not preclude the Committee from obtaining the input of management, but these responsibilities may not be delegated to management. Similarly, while the Committee retains ultimate oversight over the independent audit function, management may consult with the independent auditor whenever necessary.

         o The Committee shall evaluate, at least annually, the independent auditor's qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditor. In connection with such evaluation, the Committee shall obtain and review a formal written report by the independent auditor which (a) describes the audit firm's internal quality control procedures, (b) describes any material issues raised by the most recent internal quality control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the auditing firm and steps taken to address the issues, and
                  (c) delineates all relationships between the independent auditor and the Partnership in order to assess the auditor's independence. The Committee shall also review and evaluate the lead partner of the independent auditor. In making its evaluations, the Committee shall consult with and take into consideration the opinions of management and the Partnership's internal auditor. The Committee shall present its conclusions with respect to the independent auditor to the Board.

         o In addition to assuring the regular rotation of audit partners as required by law, the Committee shall consider whether, in order to ensure continuing auditor independence, there should be regular rotation of the audit firm itself.



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                        GULFTERRA ENERGY COMPANY, L.L.C.
                      AUDIT AND CONFLICTS COMMITTEE CHARTER


         o The Committee shall set clear hiring policies for employees or former employees of the independent auditor in compliance with applicable law and listing standards. At a minimum, the Committee will adopt hiring policies in compliance with
                  Section 10A(l) of the Exchange Act and applicable NYSE rules.

B. OVERSIGHT OF FINANCIAL STATEMENTS, INTERNAL CONTROLS OVER FINANCIAL REPORTING AND DISCLOSURE CONTROLS AND PROCEDURES

         o The Committee shall meet with management and the independent auditor to discuss the annual and quarterly financial statements (including the Partnership's disclosures under "Management Discussion and Analysis of Financial Condition and Results of Operations"), and to discuss such other filings with the SEC as necessary. The Committee shall review and discuss the financial information to be included in the Partnership's quarterly reports on Form 10-Q and annual reports on Form 10-K and shall include a review and discussion of any matters required to be communicated to the Committee by the independent auditor under generally accepted accounting standards, applicable law or regulation, applicable listing standards (including the rules of the NYSE). Following such a review and discussion of the financial information to be included in the annual report on Form 10-K, the Committee shall make a determination whether to recommend to the Board that the audited financial statements be included in the Partnership's annual report on Form 10-K.

         o The Committee shall discuss generally the types of information to be disclosed, and the type of presentation to be made, with regard to earnings press releases and financial information and earnings guidance given to analysts and rating agencies with a special emphasis on reviewing pro forma or adjusted non-GAAP data.

         o The Committee shall meet periodically with management to discuss risk assessment, risk management guidelines and policies and the Partnership's significant financial risk exposures (whether financial, operating or otherwise), as well as the steps management has taken to monitor and control these exposures. The Committee shall also discuss the Partnership's major risk exposures with the Partnership's internal and independent auditors. By such review and discussion, the Committee does not assume responsibility for risk management.

         o The Committee shall meet, at least once a quarter, with management, internal audit and the independent auditor in separate executive sessions.

         o The Committee shall review with the controller and the independent auditor any changes in accounting policies as well as any other significant financial reporting issues.

         o The Committee shall review with the independent auditors (a) plans and scope for each annual audit, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of the audit, (b) the results of the annual audit and resulting opinion (including major issues regarding accounting and auditing principles and practices), and (c) the adequacy of the Partnership's internal controls including any annual report of management on internal controls over financial reporting and any attestation of such report by the independent auditor.

         o The Committee shall review with the independent auditors any audit problems or difficulties and management's responses, including (a) accounting adjustments that the auditors noted or proposed but were "passed" (as immaterial or otherwise),
                  (b) any significant disagreements with management, (c) any restrictions on the scope of activities or access to information, (d) communications between the audit team and its national office with respect to issues



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                        GULFTERRA ENERGY COMPANY, L.L.C.
                      AUDIT AND CONFLICTS COMMITTEE CHARTER


                  presented by the engagement team, and (e) any management or internal control letter issued or proposed to be issued by the audit firm to the Partnership. This review shall also include discussion of the responsibilities, budget and staffing of the Partnership's internal audit functions.

         o The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Partnership's disclosure controls and procedures and shall review periodically, management's conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

         o The Committee shall establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Partnership regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Partnership of concerns regarding questionable accounting or auditing matters.

         o The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Partnership's financial statements or accounting policies.

         o The Committee shall review with the Partnership's general counsel legal matters that may have a material impact on the financial statements, the Partnership's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         o The Committee shall prepare the report for inclusion in the Partnership's annual report, in accordance with applicable rules and regulations of the SEC and the NYSE, as applicable.

C. INTERNAL AUDIT

         o The Committee shall ensure that the Partnership establishes and maintains an internal audit function as required by the New York Stock Exchange.

         o The Committee shall participate in the selection or removal of the head of internal audit.

         o        The Committee shall review with the head of internal audit:
                  (a) audit plans and scope for internal audit activities, (b) results of audits performed, (c) adequacy of the Partnership's internal controls, (d) compliance with the Partnership's Code of Business Conduct, and (e) the internal audit department charter.

         o The Committee shall review with the head of internal audit and the independent auditor the coordination of the audit effort to ensure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

         o The Committee shall meet, or a quarterly basis, with the head of internal audit, the independent auditor and management to discuss (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Partnership's ability to record, process, summarize, and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal controls over financial reporting.



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                        GULFTERRA ENERGY COMPANY, L.L.C.
                      AUDIT AND CONFLICTS COMMITTEE CHARTER


D. OTHER DUTIES AND FUNCTIONS

         o The Committee shall review and reassess the adequacy of this charter periodically.

         o The Committee shall conduct an annual performance evaluation in accordance with the NYSE Rules.

         o The Committee will perform such other functions as assigned by applicable law, the rules adopted by the NYSE, the Partnership's organizational documents, or the Board.

         o While the Committee has the responsibilities and powers set forth in this Charter, members of the Committee are not employees of the Partnership and are entitled to rely on the integrity of Partnership's management and the independent auditor. The Committee has neither the duty nor the responsibility to (1) conduct audit, accounting or legal reviews, or (2) ensure that the Partnership's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or GAAP. Rather, the Partnership's management is responsible for the Partnership's financial reporting process, internal audit process, and the preparation of the Partnership's financial statements in accordance with GAAP. The Partnership's independent auditor is responsible for auditing those financial statements.




Effective: February 26, 2004


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